Exhibit 11 under Form N-1A
                              Exhibit 23 under Item 601/Reg. S-K








INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of Fortress Municipal Income Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 12 to Registration Statement (No. 33-11410) of Fortress Municipal Income Fund, Inc. of our report dated October 13, 1995, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.



By:/s/DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania